Exhibit 23.3

February 21, 2020

Dorchester Minerals L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and S-4 (No. 333-202918, No. 333-231841, and No. 333-233220) of Dorchester Minerals, L.P. of our estimated reserves included in the Annual Report dated January 24, 2020, for the year ended December 31, 2019, on Form 10-K including, without limitation, Exhibit 99.2, and to references to our firm included in this Annual Report.

LAROCHE PETROLEUM CONSULTANTS, LTD. By LPC, Inc. General Partner /s/ Joe A. Young Joe A. Young, Vice President